UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Today, the United States District Court for the Western District of Kentucky denied HCP, Inc.’s motion to file restated counterclaims against Ventas, Inc. (the “Company”). On May 3, 2007, the Company filed a lawsuit against HCP, Inc. (“HCP”) in the United States District Court for the Western District of Kentucky, entitled Ventas, Inc. v. HCP, Inc., Case No. 07-cv-238-JGH, asserting claims of tortious interference with contract and tortious interference with prospective business advantage in connection with the Company’s purchase of the assets of Sunrise Senior Living Real Estate Investment Trust. In July 2008, the District Court granted HCP leave to file counterclaims against the Company. On March 25, 2009, the District Court granted the Company judgment on the pleadings against all of HCP’s counterclaims and dismissed HCP’s counterclaims with prejudice. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, on April 8, 2009, HCP filed a motion requesting permission from the District Court to file an amended pleading seeking to restate the counterclaims that the District Court dismissed on March 25, 2009. On May 26, 2009, the District Court denied HCP’s motion to file these amended counterclaims. A trial by jury in this matter in the Western District of Kentucky is scheduled to commence August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 26, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary